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                                                                  Exhibit 23.9

                          [LETTERHEAD]

We hereby consent to the incorporation by reference in the Registration

Statements of Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3

(333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form

S-4 on Form S-8 (333-36463) of our report dated June 7, 1996, except as to

Note 9, which is as of October 24, 1996, relating to the financial statements of Fortran Corp., which report appears in this Current Report on Form 8-K of

U.S. Office Products Company.




/s/ Gary A. Koehmstedt, CPA
---------------------------
Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER, PLC
November 18, 1997